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                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
         (Including the Associated Rights to Purchase Preferred Stock)

                                       of

                          Brunswick Technologies, Inc.

                                       at

                              $8.00 Net Per Share

                                       by

                           VA Acquisition Corporation

                     an indirect wholly owned subsidiary of

                            CertainTeed Corporation

                     an indirect wholly owned subsidiary of

                           Compagnie de Saint-Gobain

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
    CITY TIME, ON WEDNESDAY, MAY 17, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                  April 20, 2000

To Our Clients:

   Enclosed for your consideration is an Offer to Purchase, dated April 20, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal, relating to an offer by VA Acquisition Corporation, a Maine corporation ("Purchaser") and an indirect wholly owned subsidiary of CertainTeed Corporation, a Delaware corporation ("Parent"), which is an indirect wholly owned subsidiary of Compagnie de Saint-Gobain ("Saint-Gobain"), to purchase all of the outstanding shares of common stock, par value $0.0001 per share (the "Common Stock"), of Brunswick Technologies, Inc., a Maine corporation (the "Company"), including the associated rights to purchase preferred stock (the "Rights" and, collectively with the Common Stock, the "Shares"), not already beneficially owned by Parent, at $8.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 20, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") enclosed herewith. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to ChaseMellon Shareholder Services, L.L.C., the Depositary, on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for delivery by book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

   We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

   Your attention is directed to the following:

   1. The Offer price is $8.00 per Share, net to the seller in cash, without interest thereon.

   2. The Offer is made for all of the outstanding Shares.
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   3. Following the consummation of the Offer, Parent intends to seek to have the Company consummate a merger or similar business combination with Purchaser (the "Merger"). In the Merger, each outstanding Share that is not owned by Purchaser, Parent, Saint-Gobain or any of their subsidiaries (other than Shares owned by the Company or held by shareholders who perfect their dissenters' rights under Maine law) would, by virtue of the Merger and without any action on the part of the holders of the Shares, be converted into the right to receive in cash the per Share price paid in the Offer, payable to the holder thereof, without interest, upon surrender of the Share Certificate representing such Share, less any required withholding tax.

   4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, May 17, 2000, unless the Offer is extended.

   5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

   6. The Offer is conditioned upon, among other things: (a) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares that, when added to the Shares currently owned by an affiliate of Parent, represents at least a majority of the outstanding Shares on a fully diluted basis (including the exercise of all outstanding options) as of the date the Shares are accepted for payment pursuant to the Offer; (b) the Rights having been redeemed by the Board of Directors of the Company, or Purchaser, Parent and Saint-Gobain being satisfied, in their sole discretion, that such Rights are inapplicable to the Offer and any subsequent business transaction involving Purchaser, Parent, Saint-Gobain and the Company, including the Merger; (c) Purchaser, Parent and Saint-Gobain being satisfied, in their sole discretion, that the provisions of Section 611-A of the Maine Business Corporation Act are inapplicable to the acquisition of Shares pursuant to the Offer and any subsequent business transaction involving Purchaser, Parent, Saint-Gobain, and the Company, including the Merger; and (d) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder having expired or been terminated (or, to the extent required, governmental approvals obtained).

   The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisidiction. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Lehman Brothers Inc. or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the Expiration Date.

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        INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL
                       OUTSTANDING SHARES OF COMMON STOCK
        (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK) OF
                          BRUNSWICK TECHNOLOGIES, INC.

   The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated April 20, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal, pursuant to an offer by VA Acquisition Corporation, a Maine corporation and an indirect wholly owned subsidiary of CertainTeed Corporation, a Delaware corporation, which is an indirect wholly owned subsidiary of Compagnie de Saint-Gobain, a French corporation, to purchase all of the outstanding shares of common stock, par value $0.0001 per share, including the associated rights to purchase preferred stock (the "Shares"), not already beneficially owned by CertainTeed Corporation, at a purchase price of $8.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

   This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

 Number of Shares To Be Tendered* __________________________________________

 Dated:         , 2000

 Signature(s) ______________________________________________________________
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 Please Print Name(s) ______________________________________________________
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 Address(es) _______________________________________________________________
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 Area Code and Telephone Number(s) _________________________________________
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 Tax Identification, Or Social Security Number(s) __________________________
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 * Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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